Exhibit 99.1

RadiSys Announces Third Quarter 2008 Results

  Revenue of $100.3 million, up 20% year-over-year and a record for the Company
  GAAP Net Loss per share of 1 cent, Non-GAAP EPS of 21 cents, up 75% year-over-year

HILLSBORO, Ore.--(BUSINESS WIRE)--October 28, 2008--RadiSys® Corporation (NASDAQ: RSYS), a leading global provider of advanced embedded solutions, today announced revenues of $100.3 million for the quarter ended September 30, 2008, up 20% versus the same quarter last year. The Company had a net loss of $0.2 million or $0.01 per share and Non-GAAP net income of $5.7 million or $0.21 per diluted share. Non-GAAP results exclude a loss of approximately $0.22 per share attributable to the impact of amortization of acquired intangible assets and stock-based compensation expense.

Commenting on the third quarter results, Scott Grout, RadiSys President and CEO stated, “The results for the quarter reflect the significant progress we’ve made executing on our strategy to provide higher value next-generation embedded solutions. We have seen meaningful growth in demand for both our ATCA and Media Server product lines this year with a number of new customers. Our gross margin rate has improved from the mid 20’s last year to over 30% in the third quarter on a non-GAAP basis. We made tremendous progress on our overall operating results in the third quarter and generated $7 million in cash flow from operating activities. We also significantly strengthened our balance sheet and ended the third quarter with $140 million in total cash and investments.”

Third Quarter Financial Highlights

  Revenue was $100.3 million, up 20% over the prior year. Revenue growth over the prior year was attributed to increases in next-generation communications, medical and other commercial market revenues. Growth in next-generation communications revenue was partially due to revenue recognized in the third quarter for shipments in prior quarters.
  GAAP gross margin was 26.7%, up 3.8 points year-over-year. Non-GAAP gross margin was 30.8%, up 3.4 points year-over-year and up 1.4 points from the second quarter, due to a greater mix of next-generation higher margin products.
  Total GAAP R&D and SG&A expenses were $24.7 million versus $23.7 million in the prior year and down $1.5 million compared with the prior quarter. Non-GAAP R&D and SG&A expenses were $22.5 million versus $21.0 million in the prior year and $23.9 million in the prior quarter.

  GAAP operating income improved to $0.8 million or 0.8% of revenues versus a loss of $5.4 million in the same quarter last year. Non-GAAP operating income improved to $8.3 million or 8.3% of revenues versus $1.9 million or 2.3% of revenues in the same quarter last year.
  Cash flow from operating activities was $6.9 million in the third quarter and was $23.2 million in the nine months ended September 30, 2008, compared with $6.0 million in the nine months ended September 30, 2007.
  In October, the Company accepted an offer from UBS that will require the bank to repurchase, at par, all $62.7 million in student loan Auction Rate Securities (ARS's) held by the Company no later than June 30, 2010. The Company is also eligible for a no net interest loan for 75% of the market value of the ARS’s until they are repurchased by UBS.

Third Quarter New Product Highlights

  New Product Deployments
--	Q3 year to date 2008 next-generation communication revenues are tracking to the previous projection of over $90 million for the full year.

--	A new "Tier 1" customer entered into the field trial phase for a wireless networking product based on the RadiSys ATCA platform.

--	Multiple end-customer evaluations started for a new customer using the RadiSys ATCA platform for a next-generation IP networking solution.

--

The RadiSys RMS420 image processing server was production released in the third quarter for two of the Company's "Tier 1" medical imaging customers and production shipments are expected to begin in the fourth quarter.

  New Product Wins – Q3 wins were in applications such as satellite broadband service, Gigabit Passive Optical Network (GPON), medical diagnostic, medical imaging, conferencing, telecom test and measurement, video network monitoring, session boarder controller, in-vehicle computer, security, packet inspection and industrial automation.
  Promentum® ATCA Product Announcements – RadiSys announced a new high-capacity 16-slot platform providing the maximum number of billable application slots in an ATCA carrier-grade system. This platform delivers the highest density of 10-Gigabit switching, packet processing and media processing capabilities available in a managed ATCA platform. RadiSys also announced a new low-profile 2-slot ATCA platform that provides a scalable solution for specialized appliances such as security and traffic management. RadiSys also launched a new validation lab for global partners and customers to remotely test, validate and/or demonstrate their unique solutions on RadiSys ATCA platforms. Finally, RadiSys was chosen as the Best-of-Show Award winner by the AdvancedTCA Summit for the Promentum® ATCA-9100 Media Resource Module.
  Convedia® Media Server Product Announcements – RadiSys announced a comprehensive set of features targeted at contact center applications using the RadiSys IP media server platform. The Convedia product family has real-time audio, video, and new embedded fax media processing capabilities that provide a common, feature-rich platform that fulfills next-generation contact center requirements.
  Procelerant® COM Express Product Announcements – RadiSys announced the availability of four new COM Express modules all powered by Intel Core 2 Duo Processor technology and the Mobile Intel GS45/GM45 Express chipsets. The new compact COMs are ideal for portable devices for medical and machine imaging that mandate processing performance, high-throughput communications and low power.

Fourth Quarter and Annual 2008 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking, and actual results may differ materially. Given the ongoing global economic turmoil, the Company’s estimates are subject to a higher level of uncertainty than usual and assume no material reductions in demand in the Company’s target markets. The Company assumes no obligation to update these statements.

  Q4 revenue is expected to be between $81 and $87 million and down sequentially due in part to higher deferred ATCA revenues recognized in the third quarter as well as a projected sequential decrease in wireless revenues.
  Q4 GAAP results are expected to be a net loss of $0.29 to $0.16 per share. Q4 non-GAAP results are expected to be net income of $0.06 to $0.12 per diluted share.
  Q4 GAAP and non-GAAP gross margin percentages are expected to be similar to the third quarter at the midpoint of the guidance range.
  Total Q4 R&D and SG&A expenses are expected to be down sequentially by approximately $750 thousand, at the midpoint of the guidance range, as a result of previously announced expense reductions.
  2008 next-generation communication revenues, comprised of ATCA and media server products, are projected to be at or above the Company’s prior expectations of over $90 million.

In closing, Scott Grout stated, “While we are seeing more uncertainty in projected demand due to macro-economic factors, bookings thus far are tracking to our fourth quarter outlook. I continue to be very pleased with our financial and strategic results this year, including the growing momentum with our new higher value products as well as our progress in increasing our gross margin rate.”

Conference Call and Webcast Information

RadiSys will host a conference call on Tuesday, October 28, 2008, at 5:00 p.m. ET to discuss the third quarter results and review the financial and business outlook for the fourth quarter of 2008.

To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID#68725746. The live conference call will also be available via webcast on the RadiSys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, November 11, 2008. To access the replay, dial 800-642-1687 in the U.S. and Canada or 706-645-9291 for all other countries with conference ID#68725746. A replay of the webcast will be available for an extended period of time on the RadiSys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, outlook and guidance for the fourth quarter. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (c) the current economic uncertainty and turmoil within the global financial markets, (d) the Company’s inability to realize the benefits sought from the acquisition of Convedia Corporation and Intel MCPD, which may adversely affect the price of the Company’s stock, (e) the impact of failed auctions for auction rate securities held by the Company, and (f) the factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2007, and in the RadiSys Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/ . Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of October 28, 2008. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company’s earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) acquisition-related expenses including an in-process R&D charge, amortization of acquired intangible assets, amortization of deferred compensation, integration expenses and purchase accounting adjustments, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R, (c) restructuring charges (reversals), (d) insurance gain, (e) a gain related to supplier settlement, and (f) a gain related to the sale of a building /land. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company’s performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls’ Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses. Accordingly, management excludes the amortization of acquired intangible assets primarily related to the Convedia and Intel MCPD acquisitions, stock-based compensation expense and significant and non-recurring charges and gains.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (NASDAQ: RSYS) is a leading provider of advanced embedded solutions for the communications networking and commercial systems markets. Through intimate customer collaboration and combining innovative technologies and industry leading architecture, RadiSys helps original equipment manufacturers, systems integrators and solution providers bring better products to market faster and more economically. RadiSys products include embedded boards, application enabling platforms and turn-key systems, which are used in today’s complex computing, processing and network intensive applications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

RadiSys®, Convedia®, Promentum® and Procelerant® are registered trademarks of RadiSys Corporation. All other trademarks are property of their respective owners.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues	$100,258	$83,630	$283,916	$226,013
Cost of sales:
Cost of sales	69,652	60,907	201,191	165,348
Amortization of purchased technology	3,868	3,532	11,906	9,999
Total cost of sales	73,520	64,439	213,097	175,347
Gross margin	26,738	19,191	70,819	50,666
Research and development	11,896	11,775	37,593	34,084
Selling, general, and administrative	12,763	11,889	38,715	35,146
Intangible assets amortization	1,302	1,078	3,907	3,124
Restructuring and other charges (reversals)	(23)	(141)	575	1,391
Income (loss) from operations	800	(5,410)	(9,971)	(23,079)
Interest expense	(672)	(416)	(1,933)	(1,279)
Interest income	605	1,690	2,555	4,946
Other income (expense), net	27	(30)	36	(151)
Income (loss) before income taxes	760	(4,166)	(9,313)	(19,563)
Income tax expense (benefit)	1,006	(1,720)	45	(4,401)
Net loss	($246)	($2,446)	($9,358)	($15,162)
Net loss per share:
Basic	($0.01)	($0.11)	($0.42)	($0.70)
Diluted (I), (II)	($0.01)	($0.11)	($0.42)	($0.70)
Weighted average shares outstanding:
Basic	22,653	21,937	22,442	21,808
Diluted (I), (II)	22,653	21,937	22,442	21,808

(I) For the three and nine months ended September 30, 2007, options amounting to 3.3 million shares were excluded from the calculation as the Company was in a loss position. For the three and nine months ended September 30, 2008, options amounting to 3.5 million shares were excluded from the calculation as the Company was in a loss position.

(II) For the three and nine months ended September 30, 2007 and 2008, as-if converted shares associated with the 2023 convertible senior notes were excluded from the calculation as the affect would have been anti-dilutive. For the three and nine months ended September 30, 2007, the total number of as-if converted shares associated with the 2023 convertible senior notes was 4.2 million. For the three and nine months ended September 30, 2008, the total combined number of as-if converted shares associated with the 2023 convertible senior notes was 1.6 million and 2.3 million shares, respectively. For the three and nine months ended September 30, 2008, as-if converted shares associated with the 2013 convertible senior notes were excluded from the calculation as the affect would have been anti-dilutive. For the three and nine months ended September 30, 2008, the total combined number of as-if converted shares associated with the 2013 convertible senior notes was 4.2 million and 3.5 million shares, respectively.

CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	December 31,
	2008	2007 (I)
ASSETS
Current assets:
Cash and cash equivalents	$83,676	$50,522
Short-term investments	—	72,750
Accounts receivable, net	49,129	70,548
Other receivables	1,995	2,678
Inventories, net	31,351	23,101
Other current assets	3,674	5,299
Deferred tax assets, net	6,603	6,489
Total current assets	176,428	231,387

Property and equipment, net	11,757	11,233
Goodwill	67,644	67,644
Intangible assets, net	22,950	38,779
Long-term investments, net	56,522	—
Long-term deferred tax assets, net	42,110	40,078
Other assets	5,449	3,987
Total assets	$382,860	$393,108

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,857	$49,675
Accrued wages and bonuses	8,693	8,101
Deferred revenue	3,073	5,308
2023 convertible senior notes, net	36,623	97,548
Other accrued liabilities	10,890	8,915
Total current liabilities	97,136	169,547
Long-term liabilities:
2013 convertible senior notes, net	55,000	—
Revolving line of credit	20,000	—
Other long-term liabilities	3,260	3,585
Total long-term liabilities	78,260	3,585
Total liabilities	175,396	173,132
Shareholders’ equity :
Preferred stock — $.01 par value, 5,664 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 22,848 and 22,312 shares issued and outstanding at September 30, 2008 and December 31, 2007	227,918	226,873
Accumulated deficit	(20,643)	(11,285)
Accumulated other comprehensive income:
Cumulative translation adjustments	4,395	4,388
Unrealized loss on hedge instruments	(246)	—
Unrealized loss on available-for-sale investments	(3,960)	—
Total accumulated other comprehensive income	189	4,388
Total shareholders’ equity	207,464	219,976
Total liabilities and shareholders’ equity	$382,860	$393,108

(I) Certain reclassifications have been made to amounts in prior years to conform to current year presentation.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net loss	($246)	($2,446)	($9,358)	($15,162)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,757	6,537	20,534	19,245
Inventory valuation allowance	1,395	1,472	2,872	5,179
Deferred income taxes	973	(1,366)	70	(4,976)
Gain on early extinguishment of debt	-	-	(37)	-
Stock-based compensation expense	2,378	2,544	7,426	7,425
Provisions for allowance for doubtful accounts	13	3	170	7
Other	147	225	531	111
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	6,650	(2,264)	21,284	(17,690)
Other receivables	976	956	683	1,478
Inventories	787	906	(11,122)	3,624
Other current assets	618	1,267	2,077	1,571
Accounts payable	(8,621)	3,456	(11,827)	3,209
Accrued wages and bonuses	(1,571)	(343)	608	(127)
Deferred revenue	(2,729)	1,197	(2,294)	1,614
Other accrued liabilities	(628)	(1,572)	1,607	475
Net cash provided by operating activities	6,899	10,572	23,224	5,983

Cash flows from investing activities:
Proceeds from the sale of auction rate securities	-	26,400	10,025	50,100
Purchase of auction rate securities	-	(5,000)	-	(17,850)
Capital expenditures	(1,329)	(1,084)	(4,951)	(3,759)
Acquisition of MCPD	-	(32,032)	-	(32,032)
Proceeds from the sale of property and equipment	-	824	-	3,032
Other	51	-	(280)	(106)
Net cash (used in) provided by investing activities	(1,278)	(10,892)	4,794	(615)

Cash flows from financing activities:
Financing costs	-	-	(2,539)	-
Proceeds from issuance of 2013 convertible senior notes	-	-	55,000	-
Purchase of capped call	-	-	(10,154)	-
Payments on capital lease obligation	(24)	-	(101)	-
Repurchase of 2023 convertible senior notes	(1)	(2,416)	(60,916)	(2,416)
Net settlement of restricted shares	(37)	(48)	(390)	(301)
Borrowings on revolving line of credit	20,000	-	20,000	-
Proceeds from issuance of common stock	1,626	1,129	4,163	3,614
Net cash provided by (used in) financing activities	21,564	(1,335)	5,063	897

Effect of exchange rate changes on cash	(154)	229	73	246
Net increase (decrease) in cash and cash equivalents	27,031	(1,426)	33,154	6,511
Cash and cash equivalents, beginning of period	56,645	31,671	50,522	23,734
Cash and cash equivalents, end of period	$83,676	$30,245	$83,676	$30,245

Supplemental non-cash disclosures:
Capital lease obligation	$204	—	$204	—

REVENUE BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
North America	$33,140	$23,374	$87,071	$77,306
Europe	37,274	36,385	109,526	91,679
Asia Pacific	29,844	23,871	87,319	57,028
Total	$100,258	$83,630	$283,916	$226,013

North America	33.0%	27.9%	30.7%	34.2%
Europe	37.2%	43.6%	38.5%	40.6%
Asia Pacific	29.8%	28.5%	30.8%	25.2%
Total	100.0%	100.0%	100.0%	100.0%

REVENUE BY MARKET
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Wireless	$38,011	$42,953	$117,107	$94,689
IP Networking & Messaging	13,065	15,879	38,843	55,382
Other Communications Networking	27,245	5,302	67,594	18,005
Total Communications Networking	78,321	64,134	223,544	168,076
Medical	8,418	7,574	21,908	25,389
Other Commercial	13,519	11,922	38,464	32,548
Total Commercial	21,937	19,496	60,372	57,937
Total Company	$100,258	$83,630	$283,916	$226,013

Wireless	37.9%	51.4%	41.2%	41.9%
IP Networking & Messaging	13.0%	19.0%	13.7%	24.5%
Other Communications Networking	27.2%	6.3%	23.8%	8.0%
Total Communications Networking	78.1%	76.7%	78.7%	74.4%
Medical	8.4%	9.0%	7.7%	11.2%
Other Commercial	13.5%	14.3%	13.6%	14.4%
Total Commercial	21.9%	23.3%	21.3%	25.6%
Total Company	100.0%	100.0%	100.0%	100.0%

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
GROSS MARGIN:
GAAP gross margin	$26,738	$19,191	$70,819	$50,666
(a) Amortization of acquired intangible assets (I)	3,868	3,532	11,906	9,999
(b) Amortization of deferred compensation	-	17	-	67
(d) Purchase accounting adjustments	-	-	-	250
(e) Stock-based compensation	254	195	768	727
Total Non-GAAP adjustments	4,122	3,744	12,674	11,043
Non-GAAP gross margin	$30,860	$22,935	$83,493	$61,709
RESEARCH AND DEVELOPMENT:
GAAP research and development	$11,896	$11,775	$37,593	$34,084
(b) Amortization of deferred compensation	-	(106)	-	(426)
(e) Stock-based compensation	(746)	(716)	(2,343)	(2,030)
Total Non-GAAP adjustments	(746)	(822)	(2,343)	(2,456)
Non-GAAP research and development	$11,150	$10,953	$35,250	$31,628
SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$12,763	$11,889	$38,715	$35,146
(b) Amortization of deferred compensation	-	(193)	-	(757)
(c) Integration expenses	-	-	-	(377)
(d) Purchase accounting adjustments	-	(90)	-	(269)
(e) Stock-based compensation	(1,378)	(1,633)	(4,315)	(4,668)
(f) Gain on sale of building	-	77	-	212
Total Non-GAAP adjustments	(1,378)	(1,839)	(4,315)	(5,859)
Non-GAAP selling, general and administrative	$11,385	$10,050	$34,400	$29,287
INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$800	($5,410)	($9,971)	($23,079)
(a) Amortization of acquired intangible assets (I)	5,170	4,610	15,813	13,123
(b) Amortization of deferred compensation	-	316	-	1,250
(c) Integration expenses	-	-	-	377
(d) Purchase accounting adjustments	-	90	-	519
(e) Stock-based compensation	2,378	2,544	7,426	7,425
(f) Restructuring and other charges	(23)	(141)	575	1,391
(g) Gain on sale of building	-	(77)	-	(212)
Total Non-GAAP adjustments	7,525	7,342	23,814	23,873
Non-GAAP income from operations	$8,325	$1,932	$13,843	$794
NET INCOME (LOSS):
GAAP net loss	($246)	($2,446)	($9,358)	($15,162)
(a) Amortization of acquired intangible assets (I)	5,170	4,610	15,813	13,123
(b) Amortization of deferred compensation	-	316	-	1,250
(c) Integration expenses	-	-	-	377
(d) Purchase accounting adjustments	-	90	-	519
(e) Stock-based compensation	2,378	2,544	7,426	7,425
(f) Restructuring and other charges	(23)	(141)	575	1,391
(g) Gain on sale of building/land	-	(77)	-	(212)
(h) Income tax effect of reconciling items	(1,562)	(1,997)	(4,889)	(5,005)
Total Non-GAAP adjustments	5,963	5,345	18,925	18,868
Non-GAAP net income	$5,717	$2,899	$9,567	$3,706
GAAP weighted average shares (diluted)	22,653	21,937	22,442	21,808
Non-GAAP adjustment	6,420	4,923	6,411	5,009
Non-GAAP weighted average shares (diluted) (II)	29,073	26,860	28,853	26,817
GAAP net loss per share (diluted)	($0.01)	($0.11)	($0.42)	($0.70)
Non-GAAP adjustments detailed above	$0.22	$0.23	$0.79	$0.86
Non-GAAP net income per share (diluted) (II)	$0.21	$0.12	$0.37	$0.17

(I) Amortization of acquired intangible assets excluded from non-GAAP results includes Convedia, Intel MCPD, and Microware amortization. Microware amortization expense was previously included in non-GAAP results. Prior periods have been adjusted to reflect the current period presentation.

(II) For the three and nine months ended September 30, 2007, dilutive equity awards amounting to 681,000 and 692,000 shares, respectively, were included in the calculation. For the three and nine months ended September 30, 2008, dilutive equity awards amounting to 608,000 and 624,000 shares, respectively, were included in the calculation. For the three and nine months ended September 30, 2007, the number of diluted weighted average shares outstanding calculation includes 4.2 million shares underlying our 2023 convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense, net of tax benefit, which amounted to $251,000 and $752,000 for the three and nine months ended September 30, 2008. For the three and nine months ended September 30, 2008, the number of diluted weighted average shares outstanding calculation includes 5.8 million underlying our 2023 and 2013 convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense, net of tax benefit, which amounted to $321,000 and $810,000 for the three and nine months ended September 30, 2008.

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE AND EFFECTIVE TAX RATE FOR THE QUARTER ENDED SEPTEMBER 30, 2008
(Unaudited)

	Gross			Income	Income	Effective
	Margin	R&D	SG&A	from Ops	before tax	Tax Rate
GAAP	26.7%	11.9%	12.7%	0.8%	0.8%	132.4%
(a) Amortization of acquired intangible assets	3.8	—	—	5.1	5.1	(69.4)
(e) Stock-based compensation	0.3	(0.8)	(1.3)	2.4	2.4	(31.6)
Non-GAAP	30.8%	11.1%	11.4%	8.3%	8.3%	31.4%

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia and MCPD. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Amortization of deferred compensation: Deferred compensation expense consists of amortized expenses related to 25% of the purchase price per share less the exercise price of Convedia stock options to be paid to Convedia employees still employed by RadiSys after one year of service. The Company excludes the amortization of deferred compensation expense because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business.

(c) Integration expenses: Integration expenses consist of expenses related to the integration effort between the Company and Convedia. The Company excludes integration expenses because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business.

(d) Purchase accounting adjustments: Purchase accounting adjustments consist of adjustments for fair value accounting treatment of Convedia assets. These adjustments relate to the write-down of deferred revenue to the cost to complete the revenue earnings process. The Company excludes the purchase accounting adjustments because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business.

(e) Stock-based compensation: Stock-based compensation consists of expenses recorded under SFAS 123(R), "Share-Based Payment," in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of SFAS 123(R); the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(f) Restructuring and other charges (reversals): Restructuring and other charges primarily relate to activities engaged in by the Company’s management to simplify its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities and the occurrence of such costs are infrequent. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete, extraordinary event based on a unique set of business objectives. The Company does not engage in restructuring activities on a regular basis or in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures, as it enhances the ability of investors to compare the Company’s period-over-period operating results.

(g) Other special items: This amount arises from the sale of a building in the second quarter of 2007. The Company excludes special items, such as this, because the transaction does not reflect the Company’s ongoing business and does not have a direct correlation to the operation of the Company’s business.

(h) Income taxes: Income tax provision/(benefit) associated with non-GAAP adjustments.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE
(Dollars in millions and shares in thousands, except per share amounts, unaudited)

	Three Months Ended
	December 31, 2008
	Low End	High End
GAAP net loss (assumes tax rate of -20%)	($6.6)	($3.7)
Amortization of acquired intangible assets	4.8	4.8
Stock-based compensation	2.3	2.3
Loss on extinguishment of debt (2023 Convert)	0.9	0.9
Income tax effect of reconciling items	0.1	(1.3)
Total adjustments	$8.1	$6.7
Non-GAAP net income (assumes tax rate of 40%)	$1.5	$3.0

GAAP weighted average shares (diluted) (I)	22,863	22,863
Non-GAAP adjustment	483	5,500
Non-GAAP weighted average shares (diluted) (II)	23,346	28,363

GAAP net income (loss) per share (diluted) (I)	($0.29)	($0.16)
Non-GAAP adjustments detailed above	0.35	0.28
Non-GAAP net income per share (diluted) (II)	$0.06	$0.12

(I) The effects of the 2023 and 2013 convertible senior notes were excluded in the computation of diluted earnings per share as the effect would be anti-dilutive.

(II) The low end diluted weighted average shares outstanding excludes the effects of the 2023 and 2013 convertible senior notes in the computation of diluted earnings per share as the effect would be anti-dilutive. The high end diluted weighted average shares outstanding includes the effects of the shares underlying the 2023 and 2013 convertible senior notes, and as a result the diluted earnings per share calculation excludes the interest expense for the converts, net of tax. Total net interest expense added back to net income amounts to $383 thousand.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of
	the Revenue and Per Share
	Guidance for the Quarter
	Ended September 30, 2008
	R&D	SG&A
GAAP	$11.3	$12.6
Stock-based compensation	(0.7)	(1.4)
Non-GAAP	$10.6	$11.2

CONTACT:
RadiSys Corporation
Chief Financial Officer
Brian Bronson, 1-503-615-1281
brian.bronson@radisys.com
or
Finance and Investor Relations Manager
Holly Stephens, 1-503-615-1321
holly.stephens@radisys.com